MC LAW GROUP, INC.
A PROFESSIONAL CORPORATION

4100 NEWPORT PLACE, SUITE 830
NEWPORT BEACH, CALIFORNIA 92660-2422
TELEPHONE: 949.250.8655
FACSIMILE:  949.250.8656

                    Opinion of Counsel and Consent of Counsel

Board of Directors
MetaSource Group, Inc.

Re:      Registration Statement on Form S-8
         2003 Employee/Consultant Stock Compensation Plan

Gentlemen:

We have acted as special securities counsel for MetaSource Group, Inc., a Nevada corporation (the "Company"). You have requested our opinion in connection with the registration by the Company of 2,800,000 shares (the "Shares") of its common stock to be registered pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. (Such registration statement, as amended or supplemented is hereinafter referred to as the "Registration Statement.") The Shares are to be issued under the Company's 2003 Employee/Consultant Stock Compensation Plan dated February 4, 2003 Plan (the "Plan"). In this connection, we have examined such documents, corporate records and other papers as we deemed necessary to examine for the purposes of this opinion.

We have examined the Plan and the underlying contracts of the eligible individuals, where appropriate, as well as such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents, as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable. We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada. We hereby consent to the use of this opinion as an exhibit.

Sincerely,

/s/ MC Law Group, Inc.
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MC Law Group, Inc.
February 4, 2003